Exhibit 10.42

[LETTERHEAD OF HOLDER]

March ___, 2007

Keith Taylor

Equinix, Inc.

301 Velocity Way, 5th Floor

Foster City, CA 94404

Re:	Exchange of the Equinix, Inc. 2.50% Convertible Debentures due February 15, 2024.

Dear Keith:

This will confirm your agreement to an exchange with the undersigned (the “Holder”) of $[        ] principal amount of the 2.50% Convertible Debentures due February 15, 2024, CUSIP No. 29444UAE6 (the “Bonds”) of Equinix, Inc. (the “Company”), currently held by Holder in exchange for (i) a number of shares of the Company’s common stock, par value $0.001 per share, CUSIP No. 29444U502 (the “Common Stock”) equal to the Exchange Shares (as defined below) and (ii) the Exchange Payment (as defined below, and, together with the Exchange Shares, the “Exchange Consideration”), on the terms set forth herein (the “Exchange”).

1. Exchange of Bonds. The settlement of the Exchange will take place on or about March [    ], 2007 (the “Settlement Date”), at which time Holder will cause delivery of the Bonds to the Company, and the Company will cause delivery to Holder of the Exchange Consideration, in exchange for the Bonds and all claims Holder may have arising out of or relating to the Bonds (including without limitation any accrued but unpaid interest thereon).

2. Exchange Shares. The “Exchange Shares” shall be the number of shares of Common Stock which shall be equal to 25.3165 shares of Common Stock per $1,000 principal amount of the Bonds.

3. Exchange Payment. The “Exchange Payment”, per $1,000 principal amount of Bonds, shall equal $[            ], which equals the present value of all of the interest due under the Bonds to the Holder for the principal amount being exchanged between the date hereof and February 15, 2009, plus $[            ].

4. Representations, Warranties and Covenants.

(a) In connection with this transaction, the Holder hereby represents, warrants, acknowledges and agrees as follows:

(1) The Holder is the sole legal and beneficial owner of the Bonds and the Bonds being transferred hereunder are free and clear of any liens, charges or encumbrances and upon completion of the Exchange, Holder will convey to the Company good title to the Bonds free and clear of all liens, charges and encumbrances.

(2) Neither the Holder nor anyone acting on Holder’s behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(3) The Holder acknowledges that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Holder knows of no reason why such exemption is not available.

(4) The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, the Exchange and receipt of the Exchange Consideration and the Holder acknowledges that the Company makes no representation regarding the value of the Bonds or the Exchange Consideration.

(5) The Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the transaction contemplated.

(6) Holder represents that (i) it has all of the power and authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder, (ii) it has taken all action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder, (iii) this agreement is an obligation enforceable in accordance with its terms, and (iv) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its governing documents or material agreements.

(7) Holder covenants that, unless otherwise required by law or if otherwise publicly disclosed by the Company, it will keep the terms of this agreement confidential and shall not disclose such terms to any other party (other than its investment manager, and the owners, employees, agents, representatives and advisors, including, attorneys, accountants and consultants of the Holder and its investment manager (together, the “Representatives”), provided that such Representatives shall be advised of the confidentiality obligations hereunder and Holder shall be responsible for any breach of the terms hereof by the Representatives).

(8) Holder represents that it does not currently hold and will not hold after giving effect to this transaction in excess of 4.99% of the Common Stock of the Company based on 29,810,254 shares of Common Stock outstanding as of January 31, 2007.

(b) In connection with this transaction, the Company hereby represents, warrants, acknowledges and agrees as follows:

(1) Any Shares of Common Stock issued as part of the Exchange Consideration will not be “restricted securities” within the meaning of the Securities Act and will be freely transferable by the Holder. The certificate(s) representing such shares will not bear a restrictive legend under the Securities Act.

(2) The Company acknowledges that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company knows of no reason why such exemption is not available.

(3) The Company represents that (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware, (ii) it has all of the corporate power and authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder, (iii) it has taken all corporate action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder, (iv) this agreement is an obligation enforceable in accordance with its terms, and (v) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its charter, by-laws or material agreements.

5. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law rules contained therein and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement.

Very truly yours,

[HOLDER]

By:

Signature:

Title:

AGREED AND ACCEPTED:

EQUINIX, INC.

By:

Signature:

Title:

Date: